                                                                      Exhibit 1.



                                   XTRA, INC.

                                  $500,000,000

                           Series C Medium-Term Notes
                     Guaranteed as to Payment of Principal,
                        Premium (if any) and Interest by
                                XTRA CORPORATION

                             DISTRIBUTION AGREEMENT
                             ----------------------


                                                                 August 15, 1994



Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Smith Barney Inc.,
1345 Avenue of the Americas,
New York, New York 10105.

Wertheim Schroder & Co.
  Incorporated,
Equitable Center,
787 Seventh Avenue,
New York, New York 10019.

Dear Sirs:

           XTRA, Inc., a Maine corporation (the "Company"), proposes to issue and sell from time to time its Series C Medium-Term Notes, each of which shall have the benefit of an unconditional guarantee (the "Guarantee") of payment of principal, premium, if any, and interest from XTRA Corporation, a Delaware corporation (the "Guarantor") (the Guarantee, together with the Series C Medium-Term Notes, the "Securities"), in an aggregate principal amount up to $500,000,000 and agrees with each of you (individually an "Agent" and collectively the "Agents") as set forth in this Agreement.

           Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf as provided in Section 2(a) hereof, the Company and the Guarantor hereby
(i) appoint each Agent as an agent of the Company and the Guarantor for the purpose of soliciting and receiving offers to purchase Securities from the Company and the Guarantor pursuant to Section 2(a) hereof and (ii) agree that, except as otherwise contemplated herein, whenever they determine to sell Securities directly to any Agent as principal, they will enter into a separate agreement (each a "Terms

Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

           The Securities will be issued under an indenture, dated as of August 15, 1994 (the "Indenture"), between the Company, the Guarantor and The First National Bank of Boston, as Trustee (the "Trustee"). The Securities shall have the maturity ranges, annual interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company and the Guarantor in accordance with the Indenture and the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company and the Guarantor (the "Procedure") and, if applicable, will be specified in a related Terms Agreement.

           1. The Company and the Guarantor represent and warrant to, and agree with, each Agent that:

           (a) Two registration statements on Form S-3 (Registration No. 33-43481 and No. 33-54747) have been filed with the Securities and Exchange Commission (the "Commission"); such registration statements and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statements but including all documents incorporated by reference in the prospectus included in the later registration statement, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the later of such registration statements or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of the later of such registration statements, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of such registration statement became effective, being hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary

      Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

           (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor and the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

           (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor and the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

           (d) None of the Guarantor, the Company, nor any of their subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein there has not been any change in the capital stock (other than issuances of capital stock pursuant to the provisions of employee or director benefit or stock option plans or agreements of the Guarantor) or any increase in excess of $50 million in the consolidated long-term debt of the Guarantor or the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor or the Company and their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

           (e) The Guarantor and the Company and their respective subsidiaries have good and marketable title to all personal property owned by either of them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Guarantor and their respective subsidiaries; and any real property and buildings held under lease by the Guarantor or the Company and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Guarantor, the Company and their respective subsidiaries;

           (f) Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and Maine, respectively, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and neither is required to be qualified as a foreign corporation for the transaction of business under the laws of any jurisdictions in which the consequences of a failure to qualify, individually or in the aggregate, would have a material adverse effect on the business of the Guarantor, the Company and their respective subsidiaries (taken as a whole); and each subsidiary of the Guarantor or the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the consequences of a failure to so qualify would have a material adverse effect on the business of the Guarantor, the Company and their respective subsidiaries (taken as a whole);

           (g) The Guarantor and the Company each has an authorized capitalization as set forth for it in the Prospectus, and all of the issued and outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Company and of each other subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly by the Guarantor or indirectly through one or more of its subsidiaries, free and clear of all liens, encumbrances, equities or claims;

           (h) The Securities have been duly authorized, and, when issued and delivered pursuant to the Indenture and this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture (including the form of Guarantee) conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

           (i) The issue and sale of the Securities, the compliance by the Guarantor and the Company with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantees, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in (x) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries, including the Company, is a party or by which the Guarantor or any of its subsidiaries, including the Company, is bound, nor (y) will such action result in any breach or violation of the terms or provisions of the Guarantor's Certificate of Incorporation, as amended, the Company's Articles of Incorporation, as amended, the Guarantor's or the Company's By-Laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries, including the Company, or any of their properties, in each case in provision (x) above the consequences of which would in any way affect the issuance and sale of the Securities, the performance of the Guarantee, the performance of this Agreement or the transactions contemplated hereby or the performance of the provisions of the Indenture, or otherwise have, individually or in the aggregate, a material adverse effect on the business of the Guarantor and its subsidiaries, including the Company (taken as a whole); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities and the issue and sale of the Securities, the consummation by the Guarantor or the Company of the other transactions contemplated by this Agreement, any Terms Agreement, the Indenture or the Guarantee, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Company and the Guarantor and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

           (j) There are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries, including the Company, is a party or to which any property of the Guarantor or any of its subsidiaries, including the Company, is subject (other than as set forth or contemplated in the Prospectus and other than litigation incident to the kind of business conducted by the Guarantor and its subsidiaries, including the Company), which, if determined adversely to the Guarantor and its subsidiaries, including the Company, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or annual results of operations of the Guarantor and its subsidiaries, including the Company (taken as a whole); and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (k) The accountants who have certified the financial statements of the Guarantor and its subsidiaries, including the Company, included in the Registration Statement are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

           (l) Immediately after the settlement of any sale of Securities by the Company and the Guarantor resulting from solicitation by the Agents hereunder and immediately after any Time of Delivery, as defined in
      Section 2(b), relating to a sale under a Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company and the Guarantor hereunder or under any Terms Agreement and of any debt securities of the Company or guarantees of the Guarantor (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities or guarantees, as the case may be, registered under the Registration Statement or registered under the earlier registration statement (Registration No. 33-43481) referred to in paragraph (a) of this Section to which the Prospectus also relates pursuant to Rule 429 under the Act.

           2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company and the Guarantor, to use its reasonable efforts when requested by the Company to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect, neither the Company nor the Guarantor shall, without the consent of the Agents, solicit or accept offers to purchase, or sell or guarantee, any debt securities with a maturity at the time of original issuance greater than or equal to 9 months and less than or equal to 30 years, except as contemplated hereby or in any Terms Agreement. The Guarantor and the Company may, subject to Section 1(d), enter into any revolving credit and/or term loan agreements with commercial banking institutions and loans from insurance companies (provided that such loans shall not consist of Securities). The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf; provided, however, that if at the time of any such sales the Agents are posting terms and conditions for the purchase and sale of the Securities, such sales shall be on substantially the same terms and conditions as then posted by the Agents; provided further, that in the case of any such sales not resulting from a solicitation made by any Agent, no commission shall be payable with respect to such sales. Each Agent also acknowledges and agrees that the Company may accept (but not solicit) offers to purchase Securities through additional agents, and may appoint another agent, or agents, to solicit offers to purchase the Notes, provided that such additional agent or agents shall be engaged on terms substantially similar to the applicable terms of this Agreement (except that commissions payable to such agent or agents shall be identical to those set forth in the commission schedule in this Section 2(a)).

           The Company and the Guarantor reserve the right, in their sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City after receipt of notice from the Company and the Guarantor, the Agents will suspend solicitation of offers to purchase Securities from the Company and the Guarantor until such time as the Company and the Guarantor have advised the Agents that such solicitation may be resumed.

           The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company and the Guarantor as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                                                                                      COMMISSION (PERCENTAGE OF
                                                                                     AGGREGATE PRINCIPAL AMOUNT
                                                                                         OF SECURITIES SOLD)
                                                                                     --------------------------
                        RANGE OF MATURITIES                                      SPLIT RATED         INVESTMENT GRADE
                        -------------------                                      -----------         ----------------
             From 9 months to less than 1 year                                      .150%                 .125%

             From 1 year to less than 18 months                                     .200%                 .150%

             From 18 months to less than 2 years                                    .250%                 .200%
             From 2 years to less than 3 years                                      .350%                 .250%

             From 3 years to less than 4 years                                      .450%                 .350%
             From 4 years to less than 5 years                                      .550%                 .450%

             From 5 years to less than 6 years                                      .600%                 .500%

             From 6 years to less than 7 years                                      .600%                 .550%
             From 7 years to less than 10 years                                     .700%                 .600%

             From 10 years to less than 15 years                                    .800%                 .625%
             From 15 years to less than 20 years                                    .875%                 .675%

             From 20 years to 30 years                                             1.000%                 .750%


For purposes of the foregoing, the "Investment Grade" commission schedule applies if the Notes are rated BBB- or better by Standard & Poor's Corporation and Baa3 or better by Moody's Investors Corporation; the "Split Rated" commission schedule applies if the Notes are so rated by one, but not both, of such rating agencies.

           Each of the Agents is authorized to solicit offers to purchase the Securities only in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 at a purchase price equal to 100% of their principal amount. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Securities, as a whole or in part, and any such rejection by it shall not be deemed a breach of its agreements contained herein.

           (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

           For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

           Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Procedure, is referred to herein as a "Time of Delivery".

           (c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Procedure. The provisions of the Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent, the Guarantor and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure. The Company and the Guarantor will furnish to the Trustee a copy of the Procedure as from time to time in effect.

           3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Sullivan & Cromwell, 250 Park Avenue, New York, New York, at 2:00 p.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company and the Guarantor but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

           4. The Company and the Guarantor covenant and agree with each Agent:

           (a) (i) To prepare the Prospectus, as amended and supplemented, in a form approved by such Agent and (A) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the acceptance of an offer to purchase a Security (as described in the Procedure pursuant to Section 2(c) of this Agreement) or
(B) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement relating to the Purchased Securities (as defined therein); (ii) to make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof, in each case such approval not to be unreasonably withheld or delayed; (iii) to make no such amendment or supplement, other than a Pricing Supplement, at any other time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Guarantor or the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

           (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

           (c) To furnish each Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company and the Guarantor by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company and the Guarantor, to suspend solicitation of offers to purchase Securities from the Company and the Guarantor and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later; and if the Company or the Guarantor shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company and the Guarantor by such Agent as principal, the Company and the Guarantor shall promptly prepare and file with the Commission such an amendment or supplement;

           (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries, including the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

           (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Guarantor or the Company is listed; and (ii) such additional information concerning the business and financial condition of the Guarantor and the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Guarantor and its subsidiaries, including the Company, are consolidated in reports furnished to its stockholders generally or to the Commission but including such detail concerning the business and financial condition of the Company and its subsidiaries as the Agents may reasonably request);

           (f) That, from the date of any Terms Agreement and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company or the Guarantor by the Agents and (ii) the related Time of Delivery, neither the Company nor the Guarantor will, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the

Company or the Guarantor which mature more than nine months after such Time of Delivery and which are substantially similar to the Securities;

           (g) That each acceptance by the Company and the Guarantor of an offer to purchase Securities hereunder, and each execution and delivery by the Company and the Guarantor of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company and the Guarantor contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

           (h) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company and the Guarantor sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

           (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company and the Guarantor sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall furnish or cause to be furnished forthwith to such Agent a written opinion of Ropes & Gray, counsel for the Company and the Guarantor, or other counsel for the Company and the Guarantor satisfactory to such Agent, and of James R. Lajoie, general counsel for the Company and the Guarantor, respectively dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, in each case to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) and Section 6(d), respectively, hereof which was last furnished to the Agents to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) and Section 6(d), respectively, hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

           (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Guarantor's or the Company's consolidated financial statements or accounting records, and each time the Company and the Guarantor sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall cause the independent certified public accountants who have certified the financial statements of the Guarantor and its subsidiaries, including the Company, included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Guarantor and the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(e) hereof which was last furnished to such Agent;

           (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus and each time the Company and the Guarantor sell Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company and the Guarantor shall furnish or cause to be furnished forthwith to such Agent a certificate or certificates, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company and the Guarantor as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate or certificates referred to in Section 6(h) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(h) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

        (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Procedure, any condition set forth in any of Section 6(a)(i), 6(f)(x) and (z) or 6(g) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments referred to therein of such Agent with respect to certain matters referred to in such Sections 6(a)(i), 6(f)(x) and (z) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a)(i), 6(f)(x) and (z) and 6(g) on behalf of any such person).

           5. The Company and the Guarantor covenant and agree with each Agent that the Company and the Guarantor will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's and Guarantor's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby and the transactions contemplated hereunder; (iii) the out-of- pocket expenses of the Agents; (iv) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture (including any supplement thereto), any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(vi) any fees charged by securities rating services for rating the Securities;
(vii) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (viii) the cost of preparing the Securities; (ix) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (x) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company or the Guarantor; and (xi) all other costs and expenses incident to the performance of the Company's or the Guarantor's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section and Sections 7 and 8 hereof, each Agent will pay all other costs and expenses it incurs.

           6. The obligation of any Agent, as agent of the Company and the Guarantor, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of such Agent to purchase Securities as principal pursuant to any Terms Agreement shall in each case be subject, in such Agent's discretion, (i) to the condition that all representations and warranties and other statements of the Company and the Guarantor herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct (a) at and as of the Commencement Date and (b) any applicable date referred to in Section 4(k) hereof that is after such Commencement Date and prior to such Solicitation Time or Time of Delivery, as the case may be, and (c) at and as of such Solicitation Time or Time of Delivery, as the case may be, and (ii) the condition that at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed and the following additional conditions:

           (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the

Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

           (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Company and the Guarantor, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (including an opinion of Pierce, Atwood, Scribner, Allen, Smith & Lancaster or other counsel satisfactory to the Agents in respect of matters of Maine law);

           (c) Ropes & Gray, counsel for the Company and the Guarantor, or other counsel for the Company and the Guarantor satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent to the effect that:

               (i) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the States of Maine and Delaware, respectively, with corporate power to own its properties and conduct its business as described in the Prospectus (such counsel being entitled to rely upon an opinion of Pierce, Atwood, Scribner, Allen, Smith & Lancaster or other counsel satisfactory to the Agents in respect of matters of Maine law, provided such counsel shall state that he believes both the Agents and such counsel are justified in relying upon such opinion);

              (ii) The Guarantor has an authorized capitalization as set forth for it in the Prospectus as amended or supplemented and all of the issued and outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable;

             (iii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

              (iv) The Securities have been duly authorized and, when duly executed, authenticated, and issued in accordance with the Indenture and delivered by the Company and paid for in accordance with the terms hereof, will constitute valid and legally binding obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, entitled to the benefits provided by the Indenture and the Guarantee;

               (v) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

              (vi) Each Guarantee, when executed and delivered pursuant to the Indenture, will have been duly authorized, executed and delivered by the Guarantor and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

             (vii) The Indenture, the Securities and the form of Guarantee conform to the descriptions thereof in the Prospectus as amended or supplemented;

            (viii) The issue and sale of the Securities, the compliance by the Company and the Guarantor with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantees, this Agreement and any applicable Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of any statutes, the Company's Articles of Incorporation, as amended, the Guarantor's Certificate of Incorporation, as amended, or the By-Laws or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of its properties (it being understood that counsel's opinion need only cover federal, Massachusetts and the Delaware business corporation law);

              (ix) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities and the issue and sale of the Securities, the consummation by the Company or the Guarantor of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture or the Guarantees, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Securities from the Company and the Guarantor and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby (it being understood that counsel's opinion need only cover federal, Massachusetts and the Delaware business corporation law);

               (x) The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Guarantor or the Company prior to the date of such opinion (other than the financial statements including the notes and schedules thereto, any financial data set forth or referred to in the Registration Statement or the Prospectus or any statements or omissions made by the Guarantor and the Company in reliance upon information furnished in writing to the Guarantor and the Company by the Agents in connection with the Registration Statement or Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel do not know of any legal or governmental proceedings to which the Guarantor or any of its subsidiaries, including the Company, is a party or of which any of their property is the subject required to be described in the Prospectus which are not described as required therein; such counsel have no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (or, as of its date, any amendment or supplement thereto made by the Guarantor or the Company prior to the date of such opinion) (other than the financial statements including the notes and schedules thereto, any financial data set forth or referred to in the Registration Statement or the Prospectus or any statements or omissions made by the Guarantor and the Company in reliance upon information furnished in writing to the Guarantor and the Company by the Agents in connection with the Registration Statement or Prospectus, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus (or any such amendment or supplement thereto) contained as of its date or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such opinion as of such date, in light of the circumstances under which they were made, and in each case excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act), or that as of the date of such opinion it is necessary to amend or supplement the Registration Statement or Prospectus, except to file Pricing Supplements pursuant to Rule 424(b) under the Act; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

           (d) James R. Lajoie, general counsel for the Guarantor and the Company, shall have furnished to the Agents his written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to the Agents, to the effect set forth in subsection (x) of Section 6(c) above and, additionally, as follows:

               (i) Neither the Guarantor nor the Company is required to be qualified as a foreign corporation under the laws of any jurisdictions in which the consequences of a failure to so qualify, individually or in the aggregate, would have a material adverse effect on the business of the Guarantor or the Company and their respective subsidiaries (in each case taken as a whole);

              (ii) Each of X-L-Co., Inc., Distribution International Corporation, RenTco Trailer Corporation, XTRA Leasing, Inc., AJF Warehouse Distributors, Inc., Strick Canada Limited and Strick Lease, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification and in which the consequences of a failure to so qualify would have a material adverse effect on the business of the Guarantor or the Company and their respective subsidiaries (in each case taken as a whole); and all of the issued shares of capital stock of the Company and of each of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly by the Guarantor (in the case of the Company) or the Company or indirectly through one or more subsidiaries, free and clear, to the best of such counsel's knowledge, of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Guarantor or its subsidiaries, including the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

             (iii) To the best of such counsel's knowledge there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries, including the Company, is a party or of which any property of the Guarantor or any of its subsidiaries, including the Company, is the subject, other than as set forth in the Prospectus and other than litigation incident to the kind of business conducted by the Guarantor and its subsidiaries, including the Company, which individually and in the aggregate is not material to the Guarantor and its subsidiaries, including the Company; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others;

              (iv) The issue and sale of the Securities, the compliance by the Guarantor and the Company with, as applicable, all of the provisions of the Securities, the Indenture, the Guarantees, this Agreement and any applicable Terms Agreement, and consummation of the transactions herein and therein contemplated will not result in (x) a breach or violation of any of the terms or provisions of any statute, the Guarantor's Certificate of Incorporation, the Company's Articles of Incorporation, the Company's or the Guarantor's By-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor or the Company or any of their respective subsidiaries or any of their properties or (y) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or any of its subsidiaries, including the Company, is a party or by which the Guarantor or any of its subsidiaries, including the Company, is bound, in each case in this provision (y) the consequences of which would in any way affect the issuance and sale of the Securities (including the Guarantees), the performance of this Agreement or the transactions contemplated hereby or the Guarantee, or otherwise, individually or in the aggregate, have a material adverse effect on the business of the

      Guarantor or the Company and their respective subsidiaries (in each case taken as a whole);

               (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities, the compliance by the Guarantor or the Company with all the provisions of the Securities, the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture or the Guarantees, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase securities from the Company and with purchases of Securities by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

              (vi) The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes and schedules thereto, or any financial data set forth or referred to therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents (other than the financial statements, including the notes thereto or any financial data set forth or referred to therein, as to which such counsel need express no opinion), when they became effective or were so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

           (e) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Guarantor and its subsidiaries, including the Company, included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

        (f) (i) Neither the Guarantor nor any of its subsidiaries, including the Company, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which such information is given in the Prospectus as amended or supplemented there shall not have been
(x) any change in the capital stock (other than issuances of capital stock pursuant to the provisions of employee or director benefit or stock option plans or agreements of the Guarantor) or (y) any increase in excess of $50 million in the long-term debt of the Guarantor or any of its subsidiaries, including the Company, or (z) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, including the Company, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agents so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by the Agents of offers to purchase Securities from the Guarantor and the Company or the purchase by the Agents of Securities from the Guarantor and the Company as principal, as the case may be;

           (g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Guarantor and the Company as principal pursuant to the applicable Terms Agreement, as the case may be; or (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (v) any such "nationally recognized statistical rating organization" shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

           (h) The Guarantor and the Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Guarantor and the Company dated the Commencement Date and each applicable date referred to in
Section 4(k) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Guarantor and the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Guarantor and the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Guarantor and the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections
(a) and (f) of this Section 6, and as to such other matters as such Agent may reasonably request.

           7. (a) The Guarantor and the Company will, jointly and severally, indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Guarantor and Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Guarantor and Company by any such Agent expressly for use in the Prospectus as amended or supplemented.

           (b) Each Agent will indemnify and hold harmless the Guarantor and the Company against any losses, claims, damages or liabilities to which the Guarantor and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Guarantor and the Company by such Agent expressly for use therein; and will reimburse the Guarantor and the Company for any legal or other expenses reasonably incurred by the Guarantor and the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

           (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

           (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Guarantor or the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor and the Company and each Agent agrees that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

           (e)  The obligations of the Guarantor and the Company under this
Section 7 shall be in addition to any liability which the Guarantor and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor and the Company and to each person, if any, who controls the Guarantor or the Company within the meaning of the Act.

           8. Each Agent, in soliciting offers to purchase Securities from the Company and the Guarantor and in performing the other obligations of such Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and the Guarantor and not as principal. Each Agent will make reasonable efforts to assist the Company and the Guarantor in obtaining performance by each purchaser whose offer to purchase Securities from the Company and the Guarantor was solicited by such Agent and has been accepted by the Company and the Guarantor, but such Agent shall not have any liability to the Company and the Guarantor in the event such purchase is not consummated for any reason. If the Company or the Guarantor shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company and the Guarantor shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and the Guarantor and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale. The Company and the Guarantor shall not be required to pay any Agent a commission in connection with any purchase of a Security which is not consummated other than as a result of a default by the Company or the Guarantor of its obligations hereunder, including their obligation to deliver Securities to a purchaser whose offer has been accepted.

           9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Guarantor and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Guarantor or the Company, or any officer or director or any controlling person of the Guarantor or the Company, and shall survive each delivery of and payment for any of the Securities.

           10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company and the Guarantor may be suspended or terminated at any time by the Company and the Guarantor as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company or the Guarantor, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and
(z) in any event, this Agreement shall remain in full force and effect insofar as the third paragraph of Section 2(a) (with respect to solicitations made prior to such suspension or termination), Section 4(d), Section 4(e), Section 5 (with respect to solicitations made prior to such suspension or termination),
Section 7, Section 8 and Section 9 are concerned.

           11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-3000, Attention: Registration Department, if to Smith Barney Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 1345 Avenue of the Americas, New

York, New York 10105, Facsimile Transmission No. (212) 698-5517, Attention:
Capital Transactions Group, if to Wertheim Schroder & Co. Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 787 Seventh Avenue, New York, New York 10019, Facsimile Transmission No. (212) 492-7194, Attention: Fixed Income Department, and if to the Company or the Guarantor shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to XTRA Corporation or XTRA, Inc., c/o X-L-Co., Inc., 60 State Street, Boston, Massachusetts 02109, Facsimile Transmission No. (617) 227-2190,
Attention:  General Counsel.

           12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company and the Guarantor, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and the Guarantor and any person who controls any Agent or the Company or the Guarantor, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

           13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

           14. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                                     Very truly yours,

                                     XTRA, INC.


                                     By: /s/ MICHAEL J. SOJA
                                        ---------------------
                                        Name:  Michael J. Soja
                                        Title: Vice President, Finance
                                               and Chief Financial Officer


                                     XTRA CORPORATION


                                     By: /s/ MICHAEL J. SOJA
                                        ---------------------
                                        Name:  Michael J. Soja
                                        Title: Vice President, Finance
                                               and Chief Financial Officer


Accepted in New York, New York,
as of the date hereof:


/s/ GOLDMAN, SACHS & CO.
- - ------------------------
  (GOLDMAN, SACHS & CO.)


SMITH BARNEY INC.


By: /s/ BRUCE CUMMINGS
   --------------------
   Name: Bruce Cummings
   Title: Managing Director


WERTHEIM SCHRODER & CO. INCORPORATED


By: /s/ JAY RANDALL BURWELL
   -------------------------
   Name: Jay Randall Burwell
   Title: Vice President

                                                                         ANNEX I


                                  XTRA, INC.

                           Series C Medium-Term Notes
                     Guaranteed as to Payment of Principal,
                        Premium (if any) and Interest by
                               XTRA CORPORATION


                                TERMS AGREEMENT
                                ---------------

                                                               ___________, 19__



[Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004]

[Smith Barney Inc.
1345 Avenue of the Americas
New York, New York 10105]

[Wertheim Schroder & Co.
   Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019]

Dear Sirs:

           XTRA, Inc. (the "Company") and XTRA Corporation (the "Guarantor") propose, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 15, 1994 (the "Distribution Agreement"), between the Company and the Guarantor on the one hand and Goldman, Sachs & Co., Smith Barney Inc. ("Smith Barney") and Wertheim Schroder & Co. Incorporated ("Wertheim Schroder") on the other, to issue and sell to [Goldman, Sachs & Co.] [Smith Barney] [Wertheim Schroder] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company and the Guarantor, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or the Guarantor or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company and the Guarantor, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

           An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

           Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company and the Guarantor agree to issue and sell to [Goldman, Sachs & Co.] [Smith Barney] [Wertheim Schroder] and [Goldman, Sachs & Co.] [Smith Barney] [Wertheim Schroder] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

           If the foregoing is in accordance with your understanding, please sign and return to us _______ counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company and the Guarantor.


                                     XTRA, INC.


                                     By:_____________________
                                        Name:
                                        Title:


                                     XTRA CORPORATION


                                     By:_____________________
                                        Name:
                                        Title:


Accepted:


___________________________
 [(GOLDMAN, SACHS & CO.)]


[SMITH BARNEY INC.]


By:________________________
   Name:
   Title:


[WERTHEIM SCHRODER & CO. INCORPORATED]


By:________________________
   Name:
   Title:

                              SCHEDULE TO ANNEX I

Title of Purchased Securities:

      Series C Medium-Term Notes ("Purchased Securities")


Aggregate Principal Amount:

      $


[Price to Public:]


Purchase Price by [Goldman, Sachs & Co.] [Smith Barney] [Wertheim Schroder]:

         % of the principal amount of the Purchased Securities, plus accrued interest from to


Method of and Specified Funds for Payment of Purchase Price:

      [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds]

      [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]


Indenture:

      Indenture, dated as of August 15, 1994, between the Company, the Guarantor and The First National Bank of Boston, as Trustee


Time of Delivery:


Closing Location:


Maturity:


Interest Rate:

      [    %]

Interest Payment Dates:

      [months and dates]

Documents to be Delivered:

      The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

           [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(h).]

           [(2) The opinion or opinions of counsel to the Company referred to in Section 4(i).]

           [(3)  The accountants' letter referred to in Section 4(j).]

           [(4)  The officers' certificate referred to in Section 4(k).]


Other Provisions (including Syndicate Provisions, if applicable):

      [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with [Goldman, Sachs & Co.] [Smith Barney] [Wertheim Schroder]]

                                                                        ANNEX II

                                   XTRA, INC.
                                     ISSUER

                                XTRA CORPORATION
                                   GUARANTOR

                            ADMINISTRATIVE PROCEDURE
                               MEDIUM-TERM NOTES
                                    SERIES C


           Medium-term notes, each of which has the benefit of an unconditional guarantee (the "Guarantee") of payment of principal, premium (if any) and interest from XTRA Corporation (the medium-term notes, together with the Guarantee being referred to herein as the "Securities") in the aggregate principal amount of up to $500,000,000 are to be offered from time to time by XTRA, Inc. (the "Company") and XTRA Corporation (the "Guarantor"), through Goldman, Sachs & Co., Smith Barney Inc. and Wertheim Schroder & Co. Incorporated as agents of the Company and the Guarantor (in such capacity, individually an "Agent" and collectively the "Agents"). Each Agent has agreed to use its reasonable efforts to solicit offers to purchase Securities directly from the Company and the Guarantor, and each such Agent may also purchase Securities from the Company and the Guarantor as principal. The Securities are being sold pursuant to a Distribution Agreement, dated August 15, 1994 (the "Distribution Agreement"), between the Company and the Guarantor and the Agents, to which this Administrative Procedure is attached as Annex II.

           The Securities will be issued pursuant to an Indenture, dated as of August 15, 1994 (the "Indenture"), between the Company, the Guarantor and The First National Bank of Boston, as Trustee (the "Trustee"). The Securities will have been registered with the Securities and Exchange Commission (the "Commission").

           In the case of purchases of Securities by any Agent as principal, the relevant terms and settlement details related thereto, including the Time of Delivery referred to in Section 2(b), will be set forth in a Terms Agreement entered into between such Agent and the Company and the Guarantor pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below.

           The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. The following summaries of certain provisions of the Distribution Agreement and the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the respective provisions of the Distribution Agreement and the Indenture.

           Administrative and record-keeping responsibilities will be handled for the Company by its Controllers Department. The Company will advise the Agents in writing of those persons handling administrative responsibilities ("Designated Persons") with whom the Agents are to communicate regarding offers to purchase Securities and the details of their delivery.

Maturities:                       Each Security will mature on a date, selected by the purchaser and agreed to by the Company, which will be at least nine months but not more than thirty years from the date of issuance.

Guarantee:                        Each Security will have the benefit of a Guarantee.

Price to Public:                  Each Security will be issued at 100% of its principal amount.

Denominations:                    The denominations will be $100,000 and any integral multiple of $1,000 in excess thereof. Global
                                     Securities (as defined below) will be denominated in principal amounts not in excess of
                                     $150,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of
                                     $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or
                                     Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Registration:                     Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository
                                     Trust Company (the "Depository") and recorded in the book-entry system maintained by the
                                     Depository (a "Book-Entry Security") or a certificate issued in definitive form (a
                                     "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

                                  Each Global Security will be registered in the name of CEDE & Co., as nominee for DTC, on the
                                     Security Register. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in
                                     DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate

                                     records of such Participants and one or more indirect participants in DTC.

Identification                    The Company has arranged with the CUSIP Service Bureau of
  Numbers:                           Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of
                                     CUSIP numbers (including tranche numbers) for the Registered Notes. Such series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book- entry medium-term notes issued by the Company with other series designations. The
                                     Company has obtained from the CUSIP Service Bureau written lists of such reserved CUSIP numbers, and caused such lists to be delivered to the DTC Agent and to DTC. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "A".
                                     DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global securities. The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global
                                     Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent and to DTC.

Interest Payments:                Interest payments will be made, with respect to fixed-rate Securities, on each April 1 and October
                                     1 in each year and, with respect to floating-rate Securities, on the dates specified therein
                                     (in each case, the "Interest Payment Dates"), commencing on the first Interest Payment Date after the Settlement Date (as defined below under "Settlement"), and at maturity. Interest payments will be made on the Interest Payment Dates to the registered owners of fixed-rate
                                     Securities, at the close of business on the immediately preceding March 15 and September 15 record dates, respectively; interest payments will be made on the Interest Payment Dates to the registered owners of floating-rate Securities on the record dates occurring 15 days prior to each Interest Payment Date. Interest will begin to accrue on the Settlement Date, as hereafter defined, and not from the immediately previous Interest Payment Date. Interest payable at maturity (other than on a date which is an Interest Payment Date) will be paid to the same person to whom the principal is payable. Interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Unless special arrangements have been made, all interest payments (other than interest due at maturity) will be made by check, drawn on The First National Bank of Boston.

                                  On the fifth business day immediately preceding each Interest Payment Date, the Trustee will advise the Company of the aggregate amount of interest to be paid on the Securities on such
                                     Interest Payment Date. The Trustee will provide monthly to the Guarantor's and the Company's
                                     Treasurer or Assistant Treasurer a list of the principal and interest to be paid on Securities maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance of                     The Agents will promptly advise the Company by telephone or
  Offers:                            other appropriate means of all reasonable offers to purchase securities, other than those rejected by the Agents. The Company shall inform the Guarantor of any such offers. The Agents may, in their discretion reasonably exercised, reject any offer received by them in whole or in part. The Company and the Guarantor will have the sole right to accept offers to purchase
                                     Securities and may reject any such offer in whole or in part.

                                  If the Company and the Guarantor accept an offer to purchase Securities, they will confirm such acceptance in writing to the Agents and the Trustee or its agent. If the Company and the
                                     Guarantor reject an offer, they will promptly notify the Agents.

                                  If the Company and the Guarantor accept an offer to purchase a Security (as described below under
                                     "Procedure for Posting"), but the Company has not "posted" rates, the Company will prepare a pricing sticker reflecting the terms of such Security and will arrange to have ten stickered
                                     Prospectus Supplements filed with the Commission not later than the Commission's close of business on the second business day following such acceptance of an offer to purchase a
                                     Security and will supply at least ten stickered Prospectus Supplements to the Agents. The
                                     Agents will cause a Prospectus Supplement with such pricing sticker to be delivered to the purchaser of the Security.

                                  If the Company and the Guarantor accept an offer to purchase a Security and the Company has
                                     "posted" rates, the Agents will cause a Prospectus Supplement with a "posted" rates sticker to be delivered to the purchaser of such Security.

Delivery of                       With respect to each Security sold pursuant to the Distribution
  Prospectus:                        Agreement, the Agents shall send a copy of the Prospectus Supplement (together with either a specially prepared pricing sticker relating to such Security or a "posted" rates sticker), to the customer or its agent prior to or together with the

                                     earlier of delivery of (a) the written confirmation of sale sent to such customer or agent or
                                     (b) the Security or due bill to such customer or agent.

Confirmation:                     The Agents will issue a written confirmation to each purchaser containing the Sale Information (as defined below), plus delivery and payment instructions.

Settlement:                       Unless special arrangements have been made, all offers solicited by the Agents and accepted by the
                                     Company will be settled on the fifth business day after the date of acceptance. At the request of the purchaser, the Company may in its discretion allow for settlement on any business day subsequent to the date of acceptance. The day of settlement is referred to herein as the
                                     "Settlement Date".

Details for                       Unless special arrangements have been made, prior to 3:00 p.m.,
  Settlement:                        New York City time, on the day prior to the Settlement Date, the Company will instruct the
                                     Trustee or its agent by facsimile transmission or other acceptable written means to authenticate and deliver the Securities no later than 11:00 a.m., New York City time, on the
                                     Settlement Date.

Details for                       The Agents must communicate the following information (the
  Settlement:                        "Sale Information"), in each case if applicable, from the purchaser to a Designated Person by facsimile transmission or other acceptable written means:

                                     (1)  Name of the registered owner,
                                     (2)  Address of the registered owner,
                                     (3)  Taxpayer identification number of the registered owner,
                                     (4)  Principal amount of the purchase,
                                     (5)  Date of Security,
                                     (6)  Interest rate or method for determining and resetting interest rate, as the case may be,
                                     (7)  Spread,
                                     (8)  Spread multiplier,
                                     (9)  Redemption,
                                     (10) Redemption price,
                                     (11) Prepayment date,
                                     (12) Original Issue Discount,
                                     (13) Settlement Date,
                                     (14) Maturity date,
                                     (15) Denominations of certificate(s],
                                     (16) Agents' commission (to be paid as a discount from gross proceeds of sale),
                                     (17) Net proceeds to the Company, and
                                     (18) Book-Entry Security or Certificated Security.

                                  After receiving the Sale Information from the Agents, and, after recording the Sale Information and any necessary calculations, the Company will communicate such Sale Information by telephone
                                     (confirmed in writing), facsimile transmission or other acceptable written means, to the
                                     Trustee or its agent. Prior to preparing the Securities for delivery, the Trustee or its agent will promptly confirm the Sale Information by telephone with the Agents. The Trustee or its agent will assign to and enter on each Security a transaction number.

Delivery of                       The Trustee or its agent will prepare each Security and four
  Certificated                       receipts that will serve as the documentary control of the
  Securities:                        transaction. One receipt will be distributed to the Agents and one to the Company's and the
                                     Guarantor's Controllers Department. The Trustee or its agent will retain the other two receipts for record-keeping purposes and to implement payment of interest.

                                  In the case of a sale of a Security to a purchaser solicited by the Agents, the Trustee will, by
                                     2:15 p.m., New York City time, on the Settlement Date, deliver the Security to the Agents for the benefit of the purchaser of such Security against delivery by the Agents of a receipt therefor. On the Settlement Date the Agents will deliver payment for such Security in immediately available funds to the Company in an amount equal to the issue price of the
                                     Security less the Agents' commission; provided that the Agents reserve the right to withhold payment for which they have not received funds from the purchaser. The Company shall not use any proceeds advanced by the Agents to acquire securities. The Agents will obtain a written acknowledgement from the purchaser of the receipt of such security.

                                  In the case of a sale of a Security to the Agents acting as principal, the Trustee will, by
                                     2:15 p.m., New York City time, on the Settlement Date, deliver the Security to the Agents against delivery of payment for such Security in immediately available funds to the Company in an amount equal to the issue price of the Security less the Agents' discount.

Failures in                       In the event that a purchaser (other than the Agents acting as principal) shall fail to accept
  Respect of                         delivery of and make payment for any Security, the Agents will forthwith notify the Company's
  Certificated                       Treasurer by telephone (confirmed in writing) or by facsimile transmission. If the Security has
  Securities:                        been delivered to the Agents on behalf of the purchaser, the Agents will immediately return the
                                     Security to the Company or its agent. If funds have been advanced by the Trustee or the Agents, as the case may be, for the purchase of such Security, the Trustee or its agent will immediately upon receipt of the Security debit the account of the Company in an amount equal to the amount previously credited thereto in respect of the Security and will either credit the account of or return such funds to the Agents, or the Company will return to the Agents directly an amount equal to the amount previously paid by the Agents to the company in respect of such Security. Such debits and credits or returns will be made on the Settlement Date if possible and, in any event, not later than the business day following the Settlement Date. If such failure shall have occurred for any reason other than default by the Agents in the performance of its obligations under the Distribution Agreement, the Company will reimburse the
                                     Agents on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

                                  Immediately upon receipt of the certificate representing the Security in respect of which the failure occurred, the Trustee or its agent will cancel the Security, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the certificate.

PROCEDURES APPLICABLE
  ONLY TO BOOK-ENTRY
  SECURITIES

Delivery of                                A.  The Company will assign a CUSIP number to the Security from a list of CUSIP
 Global                              numbers previously delivered to the Trustee by the Company representing such Book-Entry
 Book-Entry                          Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may
 Securities:                         be, of such CUSIP number.

                                           B.  The Trustee will enter a pending deposit message through the Depository's Participant
                                     Terminal System, providing the following settlement information to the Depository, and the
                                     Depository shall forward such information to such Agent and Standard & Poor's Corporation:

                                     (1)   The applicable Sale Information;
                                     (2)   CUSIP number of the Global Security representing such Book-Entry Security;
                                     (3)   Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);
                                     (4)   Number of the Participant account maintained by the Depository on behalf of the Selling
                                           Agent or Purchasing Agent, as the case may be;
                                     (5)   The interest payment period;

                    (6)   Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depository's purposes (which, in the case of
                          Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other
                          Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

                          C.  The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

                          D.  The Depository will credit such Book-Entry Security to the Trustee's participant account at the Depository.

                          E.  The Trustee will enter an SDFS deliver order through the Depository's Participant
                    Terminal System instructing the Depository to (i) debit such Book-Entry Security to the
                    Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depository that (a) the Global Security representing such Book-Entry
                    Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

                    Each such communication by the Company shall constitute a representation and warranty by the
                    Company to the DTC Agent, the Trustee and such Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the
                    Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture and (iii) upon authentication and delivery of such Global Security, the aggregate initial public offering price or purchase price of all Notes issued under the
                    Indenture will not exceed $500,000,000 (except for Book-Entry Notes represented by Global
                    Securities authenticated and delivered in exchange for or in lieu of Global securities pursuant to the Indenture and except for Certificated Notes authenticated and delivered upon registration or transfer of, in exchange for, or in lieu of Certificated Notes pursuant to the
                    Indenture).

                                   F.  Such Agent will enter an SDFS deliver order through the Depository's Participant
                             Terminal System instructing the Depository (i) to debit such Book-Entry Security to such
                             Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

                                   G.  Transfers of funds in accordance with SDFS deliver orders described in Settlement
                             Procedures "E" and "F" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                                   H.  Upon confirmation of receipt of funds, the Trustee will transfer to the account of the
                             Company maintained at The First National Bank of Boston, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "E".

                                   I.  Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

                                   J.  Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depository's institutional delivery system or by mailing a written confirmation to such purchaser.

                                   K.  The Depository will at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depository has credited Book-Entry Securities.

Preparation of            If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement
  Pricing                    reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent
  Supplement:                or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the receipt of the Sale Information, or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing
                                     Supplement is first used.

Delivery of                       The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation
 Confirmation                        of the sale and delivery and payment instructions. In addition, the Selling Agent will
  and Prospectus                     deliver to such purchaser or its agent the Prospectus as amended or supplemented (including
  to Purchaser                       the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the
  by Selling Agent:                  earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b)
                                     the Book-Entry Security.

Date of Settlement:               The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement                        For orders of Book-Entry Securities solicited by an Agent, as agent, and accepted by the Company
  Procedure                          for settlement on the first Business Day after the sale date, Settlement Procedures set
  Timetable:                         forth above shall be completed as soon as possible but not later than the respective times
                                     (New York City time) set forth below:
Settlement
- - ----------
Procedure                                       Time
- - ---------                                       ----
   Sale          5:00 p.m.        on the Business Day following the acceptance of an offer
Information                       by the Company or 10:00 a.m. on the Business Day prior
Communicated                      to the settlement date, whichever is earlier

    A            12:00 noon       on the sale date

    B            2:00 p.m.        on the sale date

Settlement
- - ----------
Procedure                                       Time
- - ---------                                       ----

    C            5:00 p.m.        on settlement date

    D            10:00 a.m.       on settlement date

   E-F                    2:00 p.m.  on settlement date

    G                     4:45 p.m.  on settlement date

    H                     5:00 p.m.  on settlement date

                                  If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures
                                     "A" and "B" shall be completed as soon as practicable but not later than 2:00 p.m. on the first
                                     Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry
                                     Security has not been determined at the time that the Sale Information is communicated,
                                     Settlement Procedures "A" and "B" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day before the settlement date. Settlement
                                     Procedure "G" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                  If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depository, through the Depository's Participation
                                     Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the
                                     Business Day immediately preceding the scheduled settlement date.

Failures in Respect               If the Trustee fails to enter an SDFS deliver order with respect to Book-Entry Security pursuant
 of Book-Entry                       to Settlement Procedure "E", the Trustee may deliver to the Depository, through the Deposi-
 Securities:                         tory's Participant Terminal System, as soon as practicable a withdrawal message instructing the
                                     Depository to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the
                                     Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
                                     Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after


                                     issuance and the other of which shall represent the remaining Book-Entry securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                                  If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person including an indirect participant in the Depository, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depository's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-
                                     Entry Security to the Trustee's participant account and shall notify the Company and the
                                     Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

                                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depository may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the
                                     Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D" for the authentication and issuance of a Global
                                     Security representing the other Book-Entry Securities to have been represented by such Global
                                     Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PROCEDURES GENERALLY
 APPLICABLE

Payment at                        Upon presentation of each Security at maturity, the Trustee or its
 Maturity:                           agent will pay the principal amount of such Security, together with accrued interest due at maturity (except when maturity occurs on April 1 or October 1), in immediately available funds by wire transfer except as provided in the Indenture. The Trustee or its agent will cancel
                                     Securities presented at maturity as provided in the Indenture, and, unless otherwise instructed by the Company, forward them directly to the Company's Controllers Department with an appropriate debit advice.

Procedure for                     If the Company and the Guarantor decide to "post" rates, the
 Posting:                            Company and the Guarantor and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Securities that may be sold as a result of the solicitation of offers by the Agents. Once a decision has been reached to set initially the
                                     "posted" rates or to change already "posted" rates, the Company or the Guarantor will promptly advise the Agents to suspend solicitation of offers until the initial or changed "posted" rates have been established. When such rates have been established, the Company will then promptly prepare "posted" rates stickers reflecting such posted rates and maturities. The Company will then promptly arrange to have ten Prospectus Supplements so stickered filed with the Commission not later than the Commissioner's close of business on the second business day after such
                                     "posted" rates have been established and to have copies of such stickered Prospectus
                                     Supplements delivered to the Agents.

                                  "Posting" rates shall mean establishing a fixed set of interest rates and maturities for an offering period, which rates and maturities are to be set forth on "posted" rules sticker attached to Prospectus Supplements distributed to potential purchasers.

                                  The Agents and the Company and the Guarantor shall destroy outdated "posted" rates stickers and the Prospectus Supplements to which they are attached (other than those retained for files).

Suspension of                     Subject to its representations, warranties and covenants contained in the Distribution Agreement,
 Solicitation;                       the Company or the Guarantor may instruct the Agents to suspend solicitation of
 Amendment or                        offers to purchase Securities at any time. As soon as practicable, but in any event not later
 Supplement:                         than one business day after,

                                     the Agents will suspend solicitation until such time as the Company has advised the Agents that solicitation of offers to purchase Securities may be resumed. Except as otherwise provided for in the Distribution Agreement, the Company and the Guarantor have discretion regarding whether to amend or supplement the Registration Statement or Prospectus. If the Company or the
                                     Guarantor proposes so to amend or supplement, it will promptly advise the Agents and will furnish the Agents such proposed amendment or supplement and, after the Agents has been afforded a reasonable opportunity to review such amendment or supplement, will cause such amendment or supplement promptly to be filed with, or mailed for filing to, the Commission. The
                                     Company will promptly provide the Agents with copies of any such amendment or supplement and confirm to the Agents that such amendment or supplement has been filed with the Commission.

                                  In the event that at the time the Agents suspend solicitation of offers to purchase Securities there shall be any orders for delayed settlement out-standing, the Company and the Guarantor, consistent with their obligations under the Distribution Agreement, promptly will advise the
                                     Agents whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders.
                                     The Company and the Guarantor will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company or the Guarantor deter-mines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity                      The Company will cause the Trustee to furnish the Agents from time to time with the specimen
 of Signatures:                      signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Securities, but the Agents will have no obligation or liability to the Company or the Trustee or its agent in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Guarantor or the Trustee or its agent on any Security.

Advertising                       The Company and the Guarantor will determine upon consultation with the Agents the amount of advertising that may be appropriate in the solicitation of offers to purchase the Securities.
                                     Advertising expenses will be paid by the Company and the Guarantor.


                                                                       ANNEX III


           Pursuant to Section 4(j) and Section 6(e), as the case may be, of the Distribution Agreement, the Guarantor's independent certified public accountants shall furnish letters to the effect that:

               (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries, including the Company, within the meaning of the Act and the applicable published rules and regulations thereunder;

              (ii) In their opinion, the financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

             (iii) They have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 on the unaudited financial statements included in the Guarantor's Quarterly Report on Form 10-Q, incorporated by reference into the Prospectus, and inquired of certain officials of the Guarantor who have responsibility for financial and accounting matters as to whether the unaudited financial statements comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, and based on the foregoing procedures, nothing came to their attention that caused them to believe that any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles, or that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

              (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, including the Company, inspection of the minute books of the Guarantor and its subsidiaries, including the Company, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries, including the Company, responsible for financial and accounting matters, nothing came to their attention that caused them to believe that:

                 (A) as of a specified date not more than five days prior to the date of such letter, there has been any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, including the Company, or any decrease in the amount of the Guarantor's retained earnings, or any decreases in common stock, consolidated net property and equipment or lease contracts receivable in each case as compared with amounts shown on the most recently filed Form 10-Q, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and





                                     III-1

                 (B) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (A) there were any decreases, as compared with the corresponding period in the preceding year, in the amount of the Guarantor's consolidated revenues, or income from operations before provision for income taxes or any decreases in the ratio of income from operations before provision for income taxes to revenues, or any increases in the ratios of depreciation on rental equipment, rental equipment operating expense (which includes repair, and maintenance, tires and tubes, transportation and storage, facilities and other expense), selling and administrative expense or interest expense to revenues, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Guarantor and its subsidiaries, including the Company, which appear in the Prospectus (including documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries, including the Company, and have found them to be in agreement;

              (vi) They compared the amounts included in the Selected Financial Data to the appropriate annual reports on Form 10-K and found them to be in agreement. They have also compared the amounts included in the selected quarterly financial data to the Company's accounting records, the appropriate Quarterly Report on Form 10-Q or the appropriate Form 10-K, and found them to be in agreement. They compared the information included in the Selected Financial Data, the Selected Quarterly Financial Data and the Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends tables with the requirements of Items 301 or 302 or 503, respectively, of Regulation S-K. They also inquired of certain officials of the Guarantor who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Items 301 or 302 or 503, respectively, of Regulation S-K. Nothing came to their attention to cause them to believe that the Selected Financial Data, the Selected Quarterly Financial Data and
      Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends did not conform in all material respects to the disclosure requirements of Rule 301 or 302 or 503, respectively, of Regulation S-K; and

             (vii) If pro forma financial information is required to be included in or incorporated by reference into the Registration Statement or the Prospectus, they have

                 (A) read the unaudited pro forma balance sheet and the unaudited pro forma statements of income included in or incorporated by reference into the Registration Statement or Prospectus;





                                     III-2

                 (B) inquired of certain officials of the Guarantor (and the company being acquired) who have responsibility for financial and accounting matters about (1) the basis for such officials' determination of the pro forma adjustments; and (2) whether the unaudited pro forma financial statements referred to above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                 (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements.

           The foregoing procedures are substantially less in scope than an examination, the object of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, they make no representation about the sufficiency of such procedures for each Agent's purposes.

           Nothing came to their attention as a result of the procedures specified in the above paragraphs, however, that caused them to believe that the unaudited pro forma financial statements referred to above included in or incorporated by reference into the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had they performed additional procedures or had they made an examination of the pro forma financial statements, other matters might have come to their attention that would have been reported to the Agents.

           All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(e) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under
Section 4(j) thereof.





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